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[WILLKIE FARR & GALLAGHER LOGO]





July 28, 2000


Peter Kiewit Sons', Inc.
Kiewit Plaza
Omaha, Nebraska 68131

Kiewit Materials Company
Kiewit Plaza
Omaha, Nebraska 68131

Ladies and Gentlemen:

We have acted as counsel to Peter Kiewit Sons', Inc. ("Kiewit") and Kiewit Materials Company ("Materials"), each a corporation organized under the laws of the State of Delaware, in connection with the preparation of a joint Registration Statement on Form S-4 of Kiewit and Materials (Registration No. 333-30760-01) (as amended, the "Registration Statement") covering up to:

         1. (i) $3,355,000 aggregate principal amount of 8.028% Series 1997A Convertible Debentures of Kiewit, due October 31, 2010 (the "New Kiewit 1997A Debentures"); (ii) $4,365,000 aggregate principal amount of Series 1998A Convertible Debentures of Kiewit, due October 31, 2010 (the "New Kiewit 1998A Debentures"); and (iii) $5,440,000 aggregate principal amount of Series 1999A Convertible Debentures of Kiewit, due October 31, 2010 (the "New Kiewit 1999A Debentures" and, together with the New Kiewit 1997A Debentures and the New Kiewit 1998A Debentures, the "New Kiewit Debentures");

         2. (i) $3,355,000 aggregate principal amount of 8.028% Series 2000A Convertible Debentures of Materials, due October 31, 2010 (the "2000A Materials Debentures"); (ii) $4,365,000 aggregate principal amount of Series 2000B Convertible Debentures of Materials, due October 31, 2010 (the "2000B Materials Debentures"); and (iii) $5,440,000 aggregate principal amount of Series 2000C Convertible Debentures of Materials, due October 31, 2010 (the "2000C Materials Debentures" and, together with the 2000A Materials Debentures and the 2000B Materials Debentures, the "Materials Debentures");

         3. 1,029,877 shares of common stock, par value $0.01 per share ("Materials Common Stock") of Materials; and

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Peter Kiewit Sons', Inc.
July    , 2000
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         4.       1,029,877 shares of common stock, par value $0.01 per share
                  ("Kiewit Common Stock") of Kiewit.

The Registration Statement relates to the proposed debenture exchange offer (the "Debenture Exchange Offer") in which Kiewit will offer to exchange:

                  1. (i) 2000A Materials Debentures, or (ii) 1997A New Kiewit Debentures and shares of Materials Common Stock for its outstanding 8.028% Series 1997 Convertible Debentures, due October 31, 2007 (the "1997 Original Kiewit Debentures");

                  2. (i) 2000B Materials Debentures, or (ii) 1998A New Kiewit Debentures and shares of Materials Common Stock for its outstanding 7.35% Series 1998 Convertible Debentures, due October 31, 2008 (the "1998 Original Kiewit Debentures"); and

                  3. (i) 2000C Materials Debentures, or (ii) 1999A New Kiewit Debentures and shares of Materials Common Stock for its outstanding 8.25% Series 1999 Convertible Debentures, due October 31, 2009 (the "1999 Original Kiewit Debentures", and together with the 1997 Original Kiewit Debentures and the 1998 Original Kiewit Debentures, the "Original Kiewit Debentures").

The Original Kiewit Debentures were issued under, and the New Kiewit Debentures are to be issued under, an indenture (the "Kiewit Indenture"), dated as of July 1, 1986, as amended pursuant to a First Supplemental Indenture, dated as of March 31, 1998, by and between Kiewit, as issuer, and U.S. Bank, N.A., as trustee (the "Kiewit Trustee"). The Materials Debentures are to be issued under an indenture (the "Materials Indenture") to be entered into by and between Materials, as issuer, and UMB Bank, N.A., as trustee (the "Materials Trustee").

We have examined copies of the Amended and Restated Certificate of Incorporation and By-laws of Kiewit, the Form of Amended and Restated Certificate of Incorporation and By-laws of Materials, the Registration Statement and resolutions adopted by the Board of Directors of each of Kiewit and Materials. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of each of Kiewit and Materials, and public officials. Based on the foregoing and subject to the other qualifications stated herein, we are of the opinion that:

         1. Each of Kiewit and Materials has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

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Peter Kiewit Sons', Inc.
July    , 2000
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         2.       The execution and delivery of the Kiewit Indenture has been duly authorized by Kiewit, and the Kiewit Indenture constitutes a legal, valid and binding obligation enforceable against Kiewit in accordance with the terms thereof, except insofar as enforceability thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or (b) general principles of equity.

         3. The execution and delivery of the Materials Indenture has been duly authorized by Materials, and when duly executed by the proper officers of Materials and the Materials Trustee, the Materials Indenture will constitute a legal, valid and binding obligation enforceable against Materials in accordance with the terms thereof, except insofar as enforceability thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or (b) general principles of equity.

         4. The New Kiewit Debentures have been duly authorized by Kiewit and, when duly executed by the proper officers of Kiewit, duly authenticated by the Kiewit Trustee and issued by Kiewit in accordance with the terms of the Kiewit Indenture and the Debenture Exchange Offer, will constitute legal, valid and binding obligations of Kiewit, will be entitled to the benefits of the Kiewit Indenture and will be enforceable against Kiewit in accordance with their terms, except insofar as enforceability thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or (b) general principles of equity.

         5. The Materials Debentures have been duly authorized by Materials and, when duly executed by the proper officers of Materials, duly authenticated by the Materials Trustee and issued by Materials in accordance with the terms of the Materials Indenture and the Debenture Exchange Offer, will constitute legal, valid and binding obligations of Materials, will be entitled to the benefits of the Materials Indenture and will be enforceable against Materials in accordance with their terms, except insofar as enforceability thereof may be limited by (a) usury, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or (b) general principles of equity.

         6. The shares of Materials Common Stock to be offered in the Debenture Exchange Offer have been duly authorized and, when issued in the Debenture Exchange Offer as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are subject to the following assumptions that: (a) Kiewit will have available a sufficient number of authorized and unissued shares of Kiewit Common Stock for issuance upon the conversion of any New Kiewit Debentures pursuant to the terms thereof; (b)
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Peter Kiewit Sons', Inc.
July    , 2000
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Materials will have available a sufficient number of authorized and unissued shares of Materials Common Stock for issuance upon the conversion of any Materials Debentures pursuant to the terms thereof; (c) upon the issuance of shares of Materials Common Stock in the Debenture Exchange Offer, Kiewit Common Stock on conversion of the New Kiewit Debentures and Materials Common Stock on conversion of the Materials Debentures, stock certificates in proper form or, in the case of uncertificated shares, written notice containing the information required by Section 151(f) of the Delaware General Corporation Law, will be distributed to the holders entitled thereto; and (d) the restrictions on transfer and ownership imposed on Kiewit Common Stock, Materials Common Stock, New Kiewit Debentures and Materials Debentures by the terms thereof are reasonable in relation to a valid corporate purpose.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the Delaware General Corporation Law and the Federal laws of the United States.

We hereby consent to being named as counsel for the Company in the Registration Statement and under the caption "Legal Matters" in the offering circular-prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,